Exhibit 99.1

FOR IMMEDIATE RELEASE:

MEDALLION BANK REPORTS 2021 THIRD QUARTER RESULTS AND DECLARES

SERIES F PREFERRED STOCK DIVIDEND

SALT LAKE CITY, UT – October 28, 2021 – Medallion Bank (Nasdaq: MBNKP, the “Bank”), an FDIC-insured bank providing consumer loans for the purchase of recreational vehicles, boats, and home improvements, along with loan origination services to fintech partners, announced today its 2021 third quarter results. The Bank is a wholly owned subsidiary of Medallion Financial Corp. (Nasdaq: MFIN).

2021 Third Quarter Highlights

•	Record net income of $19.7 million, compared to a net loss of $13.2 million in the prior year period.

•	Net interest income of $35.3 million, compared to $31.1 million in the prior year period.

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Loan loss benefit was $0.2 million, driven by lower consumer borrower defaults and recoveries from previous period loan losses, compared to a quarterly provision of $35.3 million in the prior year period.

•	Annualized net charge-offs were 1.6% of average loans outstanding, compared to 5.1% in the prior year period.

•	Recreation and home improvement loans in a state of delinquency were 2.0% of the total combined recreation and home improvement loan portfolios.

•	The recreation and home improvement loan portfolios grew 15.9% and 26.4%, respectively, from September 30, 2020.

•	Total assets were $1.5 billion, total capital was $257.7 million, and the Tier 1 leverage ratio was 18.2% at September 30, 2021.

Donald Poulton, President and Chief Executive Officer of Medallion Bank, stated, “We again achieved record quarterly net income, reflecting ongoing strong performance in our consumer lending businesses. Loan origination growth remained elevated, and we continued to benefit from historically low loan loss provisions. The Bank is fortunate to be operating in markets that have experienced demand surges during the COVID pandemic. This has allowed us to deliver four consecutive quarters of significant bottom-line results, which are reflected in our year-to-date return on assets of 5.0% and return on equity of 28.9%. We continue to execute our strategy and are optimistic about future growth and performance.”

Recreation Lending Segment

•	The Bank’s recreation loan portfolio grew 15.9% to $938.7 million as of September 30, 2021, compared to $809.9 million at September 30, 2020.

•	Net interest income was $27.8 million compared to $25.4 million in the prior year period.

•	Recreation loans were 69.5% of loans receivable as of September 30, 2021, as compared to 67.1% at September 30, 2020.

•	The provision for recreation loan losses was $1.0 million, compared to $1.8 million in the prior year period.

•	Recreation loan delinquencies 90 days or more past due were $3.1 million, or 0.3% of gross recreation loans, as of September 30, 2021, compared to $4.1 million, or 0.5%, at September 30, 2020.

Home Improvement Lending Segment

•	The Bank’s home improvement loan portfolio grew 26.4% to $399.0 million as of September 30, 2021, compared to $315.6 million at September 30, 2020.

•	Net interest income was $7.7 million compared to $6.2 million in the prior year period.

•	Home improvement loans were 29.5% of loans receivable as of September 30, 2021, as compared to 26.2% at September 30, 2020.

•	The provision for home improvement loan losses was $0.4 million, compared to $0.7 million in the prior year period.

•	Home improvement loan delinquencies 90 days or more past due were $161,000, or 0.04% of gross home improvement loans as of September 30, 2021, compared to $103,000, or 0.03%, at September 30, 2020.

Medallion Lending Segment

•	Medallion loans were 0.9% of the Bank’s total loans receivable as of September 30, 2021.

•	Total gross exposure of the Medallion loan segment (which includes loans in process of foreclosure and remarketed assets) was $34.7 million, or 2.3% of total assets, as of September 30, 2021.

Unless otherwise specified, loan portfolios are presented net of deferred loan acquisition costs.

Series F Preferred Stock Dividend

On October 26, 2021, the Bank’s Board of Directors declared a quarterly cash dividend of $0.50 per share on the Bank’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, which trades on the Nasdaq Capital Market under the ticker symbol “MBNKP.” The dividend is payable on January 3, 2022 to holders of record at the close of business on December 15, 2021.

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About Medallion Bank

Medallion Bank specializes in providing consumer loans for the purchase of recreational vehicles, boats and home improvements, and offering loan origination services to fintech partners. The Bank works directly with thousands of dealers, contractors and financial service providers serving their customers throughout the United States. Medallion Bank is a Utah-chartered, FDIC-insured industrial bank headquartered in Salt Lake City and is a wholly owned subsidiary of Medallion Financial Corp. (Nasdaq: MFIN).

For more information, visit www.medallionbank.com

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, costs, sales, net investment income, earnings, returns and growth. These statements are often, but not always, made through the use of words or phrases such as “believe,” “continue to,” “expect,” “should,” “strategy,” and “will” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These statements relate to our future earnings, returns, capital levels, growth prospects, asset quality and pursuit and execution of our strategy. Medallion Bank’s actual results may differ significantly from the results discussed in such forward-looking statements. For a description of certain risks to which Medallion Bank is or may be subject, please refer to the factors discussed under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in Medallion Bank’s Form 10-K for the year ended December 31, 2020, and in its Quarterly Reports on Form 10-Q, filed with the FDIC. Medallion Bank’s Form 10-K, Form 10-Qs and other FDIC filings are available in the Investor Relations section of Medallion Bank’s website. In addition, Medallion Bank’s financial results for any period are not necessarily indicative of Medallion Financial Corp.’s results for the same period.

Company Contact:

Investor Relations

212-328-2176

InvestorRelations@medallion.com

MEDALLION BANK STATEMENTS OF OPERATIONS (UNAUDITED)
	For the Three Months Ended September 30,
(In thousands)	2021	2020
Total interest income	$39,524	$36,565
Total interest expense	4,189	5,454

Net interest income	35,335	31,111
Provision (benefit) for loan losses	(196)	35,299

Net interest income (loss) after provision for loan losses	35,531	(4,188)

Other income (loss)
Write-downs of loan collateral in process of foreclosure and other assets	(298)	(5,574)
Other non-interest income	222	109

Total other loss	(76)	(5,465)

Non-interest expense
Salaries and benefits	2,797	2,535
Loan servicing	2,584	2,831
Collection costs	1,335	1,170
Regulatory fees	488	348
Professional fees	431	384
Occupancy and equipment	199	234
Other	809	902

Total non-interest expense	8,643	8,404

Income (loss) before income taxes	26,812	(18,057)
Provision (benefit) for income taxes	7,116	(4,859)

Net income (loss)	$19,696	$(13,198)

MEDALLION BANK BALANCE SHEETS (UNAUDITED)
(In thousands)	September 30, 2021	December 31, 2020	September 30, 2020
Assets
Cash and federal funds sold	$56,088	$58,977	$39,884
Investment securities, available-for-sale	47,511	46,792	45,991
Loans, inclusive of net deferred loan acquisition costs	1,351,240	1,167,748	1,206,780
Allowance for loan losses	(52,954)	(65,557)	(98,446)

Loans, net	1,298,286	1,102,191	1,108,334
Loan collateral in process of foreclosure	28,069	35,557	25,900
Fixed assets and right-of-use assets, net	3,964	3,418	3,462
Deferred tax assets	7,632	11,839	20,470
Due from affiliates	—	3,298	—
Income tax receivable	—	549	—
Accrued interest receivable and other assets	35,291	28,746	35,904

Total assets	$1,476,841	$1,291,367	$1,279,945

Liabilities and shareholders’ equity
Deposits and other funds borrowed	$1,196,508	$1,065,398	$1,057,499
Accrued interest payable	1,562	1,515	1,992
Income taxes payable	9,789	—	2,948
Other liabilities	10,689	5,980	9,288
Due to affiliates	586	—	996

Total liabilities	1,219,134	1,072,893	1,072,723

Total shareholders’ equity	257,707	218,474	207,222

Total liabilities and shareholders’ equity	$1,476,841	$1,291,367	$1,279,945

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